Exhibit 99.1

Tempest Reports Second Quarter 2026 Financial Results and

Provides Business Update

Executed a development collaboration with Senlang Biotechnology to advance certain in vivo CAR-T product candidates, including TPST-4003, a CD7-targeted next-generation in vivo CAR-T, with first patient dosing anticipated in the fourth quarter of 2026 and initial clinical data expected in the first half of 2027

Unveiled pipeline of next-generation in vivo CAR-T product candidates for oncology and immunology applications differentiated by CD-7 targeted mRNA/LNP delivery approach

Appointed Drake Richey and John Yee, MD, MPH, to Board of Directors

Brisbane, CA, August 13, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing a pipeline of advanced chimeric antigen receptor T-cell (“CAR-T”) product candidates, today reported financial results for the quarter ended June 30, 2026, and provided a business update.

“We continue to execute against our strategy by advancing our next-generation in vivo CAR-T platform, expanding our expertise with the appointment of two new board members and strengthening our development capabilities through a new collaboration focused on our next-generation in vivo CAR-T candidate, TPST-4003,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “These milestones reflect the momentum we are building across the business and reinforce our commitment to developing innovative therapies aiming to transform patient care. We are particularly excited to advance TPST-4003 toward an investigator-initiated clinical trial planned for the fourth quarter of 2026, an important step as we work to bring transformative options to patients.”

Recent Highlights

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TPST-4003
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Unveiled next-generation in vivo CAR-T pipeline, including lead product candidate TPST-4003, a dual-targeting CD19/BCMA CAR-T that combines the company’s proprietary CD7-targeted mRNA/LNP delivery with its clinically validated dual-target CAR architecture for broad B-cell lineage depletion and reset.
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Executed a strategic partnership with Hebei Senlang Biotechnology to collaborate on the development of Tempest’s certain proprietary in vivo CAR-T product candidates, including its CD7-targeted next-generation in vivo CAR-T product candidate, TPST-4003, beginning with an investigator-initiated trial in China evaluating TPST-4003 in approximately 10 patients with myasthenia gravis or multiple sclerosis. The company expects first patient enrollment and dosing to occur in the fourth quarter of 2026.

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TPST-2003
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Reported positive interim results across two ongoing clinical trials (REDEEM-1 Phase 1/2a trial of TPST-2003 in patients with relapsed/refractory multiple myeloma (“rrMM”), and POEMS-1 Phase 1 trial evaluating TPST-2003 in the rare disease, POEMS syndrome), both of which are being sponsored and conducted by Tempest’s partner, Novatim Immune Therapeutics:
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100% complete response rate among all 15 CAR-T-naïve efficacy evaluable patients treated with TPST-2003 across REDEEM-1 and POEMS-1 trials.
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Favorable safety profile with no Grade ≥3 cytokine release syndrome or immune effector cell-associated neurotoxicity syndrome in REDEEM-1 trial appears to be emerging as a potentially differentiating attribute in its class.
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Prior investigator-initiated trial reached median progression free survival of 23.1 months, including in patients with extramedullary disease.
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44 patients with rrMM treated to date across three studies.
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Announced the selection of Cincinnati Children’s AGCTC as the lead contract development and manufacturing partner to conduct the formal technology transfer of TPST-2003, Tempest’s dual-targeting CD19/BCMA CAR-T therapy under development for the treatment of relapsed/refractory multiple myeloma (rrMM). Further to the selection of AGCTC as lead partner, AGCTC took delivery of the TPST-2003 lentiviral vector, a critical component used in the manufacturing of TPST-2003, supporting plans to initiate the first potentially registrational study to evaluate a dual-targeting CAR-T therapy in patients with rrMM, including patients who are experiencing extramedullary disease (EMD), later this year.

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Corporate:
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Entered into a definitive agreement for the inducement of exercise of certain outstanding warrants (“Warrant Inducement”) for approximately $2 million in gross proceeds.
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Appointed two independent directors, Drake Richey and John Yee, MD, MPH, collectively bringing decades of experience in corporate finance and therapeutic product development to Tempest’s Board of Directors.
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Announced the appointment of Andrew Fang, Ph.D., as Head of Business Development. In his role, Dr. Fang will lead Tempest’s global business development efforts, including strategic partnerships, cross-border licensing and corporate transactions, with a particular focus on expanding Tempest’s outreach and partnering efforts in China.

Financial Results

Second Quarter 2026

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Tempest ended the quarter with $0.8 million in cash and cash equivalents, compared to $7.7 million on December 31, 2025. The decrease was primarily due to one-time transaction-associated costs incurred prior to or upon closing of the Asset Acquisition in February 2026, offset by the net proceeds of the Company’s private placement of common stock and warrants in March 2026 of $1.7 million and the Warrant Inducement of $1.7 million in the second quarter.
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Net loss and net loss per share for the quarter were $5.2 million and $0.34, respectively, compared to $7.9 million and $2.07, respectively, for the three months ended June 30, 2025.
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Research and development expenses for the quarter were $1.8 million compared to $3.9 million for the three months ended June 30, 2025. The $2.1 million decrease was primarily due to a decrease in costs incurred as a result of the re-prioritization of efforts after the Asset Acquisition in February 2026, offset by research and manufacturing costs related to the Company’s CAR-T product candidates.
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General and administrative expenses for the quarter were $3.4 million compared to $4.1 million for the same period in 2025. The $0.7 million decrease was primarily due to a decrease in one-time separation costs previously incurred in the second quarter of 2025, offset by other administrative expenses.

Year-to-Date

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Cash used in operating activities for the six months ended June 30, 2026 was $10.4 million.
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Net loss and net loss per share for the six months ended June 30, 2026 were $32.9 million and $2.51, respectively, compared to $18.7 million and $5.17, respectively, for the same period in 2025.
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Research and development expenses for the six months ended June 30, 2026 were $1.9 million, compared to $11.5 million for the same period in 2025. The $9.6 million decrease was primarily due to a decrease in costs incurred as a result of re-prioritizing efforts towards exploring strategic alternatives initiated in April 2025 and resulting in the Asset Acquisition completed in February 2026.
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General and administrative expenses for the six months ended June 30, 2026 were $8.8 million, compared to $7.4 million for the same period in 2025. The $1.4 million increase was primarily due to one-time costs resulting from the Asset Acquisition completed in February 2026.
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Acquired in-process research and development expenses for the six months ended June 30, 2026 were $22.1 million compared to nil for the six months ended June 30, 2025. Costs incurred prior to or upon closing the Asset Acquisition in the prior three months ended March 31, 2026 were expensed as acquired in-process research and development.

About Tempest Therapeutics

Tempest is a clinical-stage biotechnology company pioneering a pipeline of next generation in vivoCAR-T therapies for autoimmune and oncology indications. Tempest’s immune reset technology is embodied in TPST-4003, the company’s lead in vivo CAR-T product candidate, which combines a dual-target CD19/BCMA CAR structure with the company’s proprietary CAR-T delivery platform to support broad B-cell lineage reset across multiple indications. The company’s additional preclinical programs leverage advanced payloads to create a modular in vivo CAR-T portfolio. Tempest envisions a world in which immune reset therapies bring safe, effective, and broadly accessible therapeutic options to patients in need. For additional information, visit Tempest’s website at https://www.tempesttx.com.

Forward-Looking Statements

This press release contains forward-looking statements, including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, concerning Tempest Therapeutics, Inc. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest Therapeutics, as well as assumptions made by, and information currently available to, management of Tempest Therapeutics. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: Tempest’s collaboration with Senlang and the advancement, development, design and potential benefits of TPST-4003; the planned investigator-initiated trial of TPST-4003, including the expected patient population, indications, number of patients, timing of first patient enrollment and dosing, expected assessments and anticipated timing and nature of initial and interim clinical data; the potential applicability of Tempest’s platform and product candidates across autoimmune and oncology indications; Tempest’s business development and partnering plans, including in China; and Tempest’s need for, and ability to obtain, additional capital to fund its planned programs and operations and continue as a going concern. All forward-looking statements in this press release are based on Tempest Therapeutics’ current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest Therapeutics’ need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest Therapeutics' Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest Therapeutics from time to time with the SEC. Except as required by applicable law, Tempest Therapeutics undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest Therapeutics’ views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest Therapeutics.

TEMPEST THERAPEUTICS, INC.
Consolidated Balance Sheets
(in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$779	$7,707
Prepaid expenses and other current assets	918	562
Total current assets	1,697	8,269

Property and equipment, net	486	605
Operating lease right-of-use assets	6,949	7,540
Other noncurrent assets	501	517

Total assets	$9,633	$16,931

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,995	$1,038
Accrued expenses	715	937
Current operating lease liabilities	1,287	1,192
Accrued compensation	453	147
Total current liabilities	4,450	3,314

Operating lease liabilities	6,273	6,949
Total liabilities	10,723	10,263

Stockholders' equity
Common stock(1)	16	5
Additional paid-in capital(1)	274,210	240,031
Accumulated deficit	(275,316)	(233,368)
Total stockholders' equity (deficit)	(1,090)	6,668
Total liabilities and stockholders' equity (deficit)	$9,633	$16,931

TEMPEST THERAPEUTICS, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Expenses:
Research and development	$1,819	$3,871	$1,933	$11,498
General and administrative	3,431	4,095	8,856	7,404
Acquired in-process research and development	-	-	22,180	-

Operating loss	(5,250)	(7,966)	(32,969)	(18,902)

Other income (expense), net:
Interest expense	-	(46)	-	(207)
Interest and other income, net	6	142	29	379

Net loss	$(5,244)	$(7,870)	$(32,940)	$(18,730)
Net loss per share	$(0.34)	$(2.07)	$(2.52)	$(5.17)

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com